Exhibit 10.2

SECOND AMENDMENT

THIS SECOND AMENDMENT (this “Amendment”) is entered into as of June 9, 2011 by and between KVH Industries, Inc., a Delaware corporation (“Borrower”), and Bank of America, N.A., a national association with offices at 111 Westminster Street, Providence, RI 02903 (“Lender”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement, as defined below.

R E C I T A L S

WHEREAS, Borrower and Lender are parties to an Loan Agreement dated as of April 6, 2009 providing for a mortgage loan, as previously amended by a letter agreement dated as of June 5, 2009 (as amended, the “Loan Agreement”);

WHEREAS, Borrower has requested the interest rate be modified and Lender has agreed to such modification on the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the foregoing premises and the mutual benefits to be derived by Borrower and Lender from a continuing relationship under the Loan Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree:

A. Amendment to Loan Agreement. Section 1.3(a) of the Loan Agreement is hereby amended in its entirety to read as follows:

1.3(a). During the Term, the interest rate will be a rate per year equal to the BBA LIBOR Rate (Adjusted Periodically) plus 2.00 percentage point(s).

B. Representations and Warranties. Borrower represents and warrants to Lender that: (a) Borrower has the full power and authority to execute, deliver and perform its respective obligations under, the Loan Agreement, as amended by this Amendment, and (b) the representations and warranties contained or referred to in Section 7 of the Loan Agreement are true and accurate in all material respects as of the date of this Amendment.

C. Other.

1. This Amendment shall take effect upon the receipt by Lender of:

(i)	this Amendment duly executed by Borrower and Lender;

(ii)	payment of all reasonable costs and expenses (including, without limitation, the reasonable costs and expenses of Lender’s counsel) incurred by Lender in connection with the preparation of this Amendment.

2. This Amendment is executed as an instrument under seal and shall be governed by and construed in accordance with the laws of the State of Rhode Island without regard to its conflicts of law rules. All parts of the Loan Agreement not affected by this Amendment are hereby ratified and affirmed in all respects, provided that if any provision of the Loan Agreement shall conflict or be inconsistent with this Amendment, the terms of this Amendment shall supersede and prevail. Upon the execution of this Amendment, all references to the Loan Agreement in that document, or in any related document, shall mean the Loan Agreement as amended by this Amendment. Except as expressly provided in this Amendment, the execution and delivery of this Amendment does not and will not amend, modify or supplement any provision of, or constitute a consent to or a waiver of any noncompliance with the provisions of the Loan Agreement, and, except as specifically provided in this Amendment, the Loan Agreement shall remain in full force and effect. This Amendment may be executed in one or more counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument.

[SIGNATURE PAGE FOLLOW]

IN WITNESS WHEREOF, each of the Borrower and Lender, in accordance with the Loan Agreement, has caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date set forth in the preamble on page one of this Amendment.

BORROWER:

WITNESSED:	KVH INDUSTRIES, INC.

/s/ Eileen Pribula	By: /s/ Martin Kits van Heyningen
Name: Martin Kits van Heyningen,
Title: Chief Executive Officer

LENDER:

BANK OF AMERICA, N.A.

By: /s/ Donald C. McQueen
Name: Donald C. McQueen
Title: Senior Vice President

[Signature Page to Second Amendment]